EXHIBIT - 10.14
                        TERM LOAN AGREEMENT
                    Dated as of October 25, 1993
                          By and Between
                      JOHN H. HARLAND COMPANY
                               AND
                         TRUST COMPANY BANK















































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EXHIBIT 10.14 continued


                         TABLE OF CONTENTS
             ARTICLE I   AMOUNT AND TERM OF LOAN
                 1.01   The Loan
                 1.02   Funding the Loan
                 1.03   Repayment of the Principal of the Loan
                 1.04   Note
                 1.05   Interest on the Note
                 1.06   Commitment Fee
                 1.07   Prepayment of the Term Note
                 1.08   Increased Costs
                 1.09   Capital Adequacy
                 1.10   Survival
                 1.11   Making of Payments
                 1.12   Default Rate of Interest
                 1.13   Calculation of Interest
                 1.14   Agreement Regarding Interest and Charges
             ARTICLE II  CONDITIONS OF LENDING
                 2.01   Conditions Precedent to Loan
                 2.02   Conditions Precedent to Funding of the Term Loan
             ARTICLE III REPRESENTATIONS AND WARRANTIES
                 3.01   Corporate Existence
                 3.02   Authorization:  No Conflict
                 3.03   Approvals
                 3.04   Binding Obligations
                 3.05   Litigation
                 3.06   No Defaults
                 3.07   No Material Restrictions
                 3.08   Information
                 3.09   Financial Statements
                 3.10   Federal Reserve Regulations
                 3.11   ERISA
                 3.12   Subsidiaries
                 3.13   Title to Properties
                 3.14   Compliance with Laws
                 3.15   Patents and Trademarks
                 3.16   Taxes.
                 3.17   Full Disclosure
             ARTICLE IV  AFFIRMATIVE COVENANTS
                 4.01   Preservation of Legal Existence; Maintenance of
             Properties
                 4.02   Compliance with Laws
                 4.03   Maintenance of Insurance
                 4.04   Taxes
                 4.05   Further Assurances
                 4.06   Financial Reports and Rights of Inspection
                 4.07   Other Reports
                 4.08   Notice of Litigation
                 4.09   Use of Proceeds






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             ARTICLE V   NEGATIVE COVENANTS
                 5.01   Total Debt to Cash Flow Ratio
                 5.02   Liens
                 5.03   Merger, Consolidation and Other Arrangements
                 5.04   Investments
                 5.05   Transactions With Affiliates
                 5.06   Nature of Business
                 5.07   Regulations G, T, U and X
                 5.08   ERISA Compliance
             ARTICLE VI  EVENTS OF DEFAULT AND REMEDIES
                 6.01   Events of Default
                 6.02   Default Notice to the Bank
                 6.03   Acceleration of Maturities
             ARTICLE VII DEFINITIONS
                 7.02   Accounting Terms
             ARTICLE VIIIMISCELLANEOUS
                 8.01   Amendments
                 8.02   Survival of Representations and Warranties
                 8.03   Expenses
                 8.04   Intentionally Omitted
                 8.05   Notices
                 8.06   Satisfaction Requirement
                 8.07   Binding Effect; Assignment
                 8.08   Governing Law
                 8.09   Counterparts
                 8.10   Waiver of Jury Trial
             List of Exhibits
             Exhibit A   Form of Term Note
             Exhibit B   Form of Notice of Requested Funding
             Exhibit C   Form of Legal Opinion
             Exhibit D   Form of Compliance Certificate
             List of Schedules
             Schedule I    Borrower's Subsidiaries





















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             TERM LOAN AGREEMENT
                 THIS TERM LOAN AGREEMENT dated as of October 25, 1993
             (the "Agreement"), by and between JOHN H. HARLAND COMPANY, a Georgia corporation (the "Borrower") and TRUST COMPANY BANK, a Georgia banking corporation (the "Bank")
             W I T N E S S E T H:
                 WHEREAS, the Bank desires to make available to the
             Borrower a $15,000,000 term loan on the terms and conditions contained herein;
                 NOW, THEREFORE, for and in consideration of the sum of
             $10.00 in hand paid by the Bank to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
                            ARTICLE I
                      AMOUNT AND TERM OF LOAN
                 SECTION 1.01. The Loan. The Bank agrees, on the terms and conditions set forth herein, to make a term loan (the "Loan") to the Borrower in the principal amount of $15,000,000 upon satisfaction of the applicable conditions set forth in Article II hereof.
                 SECTION 1.02. Funding the Loan. On or after the Closing Date, the Bank will make the proceeds of the Loan available to the Borrower in immediately available funds at the request of the Borrower pursuant to the Funding Request; provided, however, that the Funding Date must occur on or before December 17, 1993 and, provided, further, that the Funding Request must be delivered to the Bank at least two Business Days prior to the Funding Date.
                 SECTION 1.03. Repayment of the Principal of the Loan. The Borrower shall repay the principal amount of the Loan in one installment which shall be due and payable on December 17, 2003.





















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                 SECTION 1.04.  Note.  The obligation of the Borrower to
             repay the Loan shall also be evidenced by a Note executed by the Borrower in favor of the Bank in substantially the form of Exhibit A hereto.
                 SECTION 1.05. Interest on the Note. Interest shall accrue on the unpaid principal amount of the Loan at the Base Rate and shall be payable quarterly in arrears on the last day of each December, March, June and September commencing on the last day of the first calendar quarter after the Funding Date.
                 SECTION 1.06. Commitment Fee. As a fee for the credit facility provided herein, the Borrower shall pay to the Bank a commitment fee equal to $15,000 (the "Commitment Fee"). The Commitment Fee shall be payable by the Borrower on the Closing Date.
                 SECTION 1.07.  Prepayment of the Note.
                 (a) The Borrower shall have the right to prepay
             indebtedness evidenced by the Note in whole at any time or in part from time to time, (in multiples of $500,000), at the option of the Borrower, at 100% of the Called Principal plus interest thereon to the Settlement Date together with the Yield-Maintenance Amount, if any, with respect thereto; provided, that, Borrower shall give the Bank irrevocable written notice of any prepayment hereunder not less than 10 Business Days prior to the Settlement Date, specifying such Settlement Date and the amount of the Called Principal to be repaid on such date and stating that such prepayment is to be made pursuant to this Section 1.07(a). Notice of prepayment having been given as aforesaid, the Called Principal specified in such notice, together with interest thereon to the Settlement Date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such Settlement Date.
                 (b) Notwithstanding the foregoing subsection (a), if
             the Borrower is required to pay additional amounts to the Bank under Sections 1.08 or 1.09 hereof, the Borrower shall have the option to prepay the Note in whole at 100% of the Called Principal plus interest thereon to the Settlement Date by giving the Bank irrevocable written notice of the prepayment within 10 Business Days of receiving demand from the Bank under Sections 1.08 or 1.09. Such notice of prepayment shall be given not less than 10 Business Days prior to the Settlement Date, specifying such Settlement Date, the amount of the Called Principal (which shall be the entire principal balance outstanding under the Note) to be repaid on such date and stating that such prepayment is to be made pursuant to this Section 1.07(b). Notice of prepayment having been given as aforesaid, the Called Principal specified in such notice, together with interest





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             thereon to the Settlement Date, shall become due and payable on such Settlement Date.
             For purposes of this Section 1.07, the following terms shall have meanings set forth below:
                 "Called Principal" shall mean the principal of the Note
             that is to be prepaid pursuant to Section 1.07 or is declared to be immediately due and payable pursuant to
             Section 6.03, as the context requires.
                 "Discounted Value" shall mean, with respect to the
             Called Principal, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
                 "Reinvestment Yield" shall mean, with respect to the
             Called Principal, (i) the yields reported, as of 10:00 A.M. (Atlanta time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate (or such other display as may replace Page 678 on the Telerate) for actively traded U.S. Treasury securities scheduled to mature on Maturity Date as of the Settlement Date plus .50%, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities scheduled to mature on the Maturity Date as of the Settlement Date plus .50%. Such implied yield shall be determined, if necessary, by
             (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.
                 "Remaining Scheduled Payments" shall mean, with respect
             to the Called Principal, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.
                 "Settlement Date" shall mean, with respect to the
             Called Principal, the date on which such Called Principal is






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             to be prepaid pursuant to Section 1.07 or is declared to be immediately due and payable pursuant to Section 6.03 as the context requires.
                 "Telerate" shall mean Telerate Services, Inc. or such
             other service as the Bank may select as a substitute therefor.
                 "Yield-Maintenance Amount" shall mean an amount equal
             to the excess, if any, of the Discounted Value of the Called Principal over the sum of (i) such Called Principal plus
             (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.
                 SECTION 1.08. Increased Costs. In the event that any change in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) from any central bank or other U.S. or foreign financial, monetary or other governmental authority, shall: (a) subject the Bank to any tax of any kind whatsoever with respect to this Agreement, or the Loan or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank); (b) impose, modify, or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by or committed to be extended by any office of the Bank, including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or (c) impose on the Bank any other condition with respect to this Agreement or the Loan hereunder; and the result of any of the foregoing is to increase the cost to the Bank of making or committing to make, renewing or maintaining the Loan or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Loan, THEN, IN ANY CASE, the Borrower shall promptly pay from time to time such additional amounts as will compensate the Bank for such additional cost or such reduction, as the case may be, upon demand of the Bank and delivery to the Borrower of a certificate explaining such change in law, treaty, regulation, guideline, request, directive or interpretation thereof, its impact on the Bank and the basis for determining such increased costs. The Bank shall certify the amount of such additional cost or reduced amount to the Borrower, and such certification shall be conclusive absent manifest error.





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                 SECTION 1.09.  Capital Adequacy.  If, after the date of
             this Agreement, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency relating generally to loans of the category applicable to the Loan, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, the Bank shall notify the Borrower of such adoption, change or compliance and promptly upon demand by the Bank, the Borrower shall pay the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and the method of computation thereof shall be conclusive absent manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.
                 SECTION 1.10. Survival. The obligations of the Borrower under Sections 1.08 and 1.09 shall survive for a period of ninety (90) days following the termination of this Agreement.
                 SECTION 1.11. Making of Payments. The Commitment Fee and all payments of principal of, and interest on, the Note shall be made in immediately available funds to the Bank at its principal office in Atlanta, Georgia.
                 SECTION 1.12. Default Rate of Interest. Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan and all other overdue amounts owing hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate.
                 SECTION 1.13.  Calculation of Interest.  Interest
             payable on the Note shall be calculated on the basis of a
             year of 365 days and paid for the actual number of days elapsed.
                 SECTION 1.14.  AGREEMENT REGARDING INTEREST AND
             CHARGES. THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE





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             INTEREST DESCRIBED IN SECTION 1.05.  THE PARTIES HERETO
             FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE BANK ON THE BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ALL FEES, FUNDING LOSSES, LATE CHARGES, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE BANK TO THIRD PARTIES OR FOR DAMAGES INCURRED BY THE BANK, ARE CHARGES MADE TO COMPENSATE THE BANK FOR UNDERWRITING OR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE BANK IN CONNECTION WITH THIS AGREEMENT AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY PURSUANT TO OFFICIAL CODE OF GEORGIA ANNOTATED SECTIONS 7-4-2 AND 7-4-18.
                            ARTICLE II
                       CONDITIONS OF LENDING
                 The obligation of the Bank to make the Loan to the
             Borrower hereunder is subject to the satisfaction of the following conditions:
                 SECTION 2.01. Conditions Precedent to this Agreement. At the Closing Date:
                 (a) The Bank shall have received the following, each
             dated as of the Closing Date, in form and substance satisfactory to the Bank:
                  (1) The Note duly executed and delivered by the Borrower in favor of the Bank.
                 (2) Copies of the organizational papers of the
                  Borrower, certified as true and correct by the Secretary of State of its jurisdiction of incorporation, and certificates from the Secretaries of State of its jurisdiction of incorporation and of those States in which the Borrower's failure to qualify to transact business as a foreign corporation would have a Material Adverse Effect on business and operations of the Borrower, taken as a whole, certifying the Borrower's good standing as a corporation in such States.
                 (3) Certified copies of the by-laws of the
                  Borrower, of resolutions of the Board of Directors of the Borrower approving this Agreement and the Note and the borrowings hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this












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EXHIBIT 10.14 continued


                  Agreement and the Note.
                 (4) A certificate of the Secretary or Assistant
                  Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to execute this Agreement and the Note and the other documents to be delivered hereunder.
                 (5) A certificate from the Chief Financial
                  Officer of the Borrower stating that no Material Adverse Effect in the financial conditions or business operations of the Borrower has occurred since June 30, 1993.
                 (6) A favorable written opinion of counsel for
                  the Borrower, in form and substance satisfactory to the Bank and substantially in the form of Exhibit C hereto.
             (b) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Loan Documents and other documents incident thereto or delivered in connection therewith shall be satisfactory in form and substance to Bank.
                 SECTION 2.02. Conditions Precedent to Funding of the Loan. The obligation of the Bank to fund the Loan hereunder is subject to the Borrower delivering a Funding Request to the Bank at least two (2) Business Days prior to the Funding Date.





























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                           ARTICLE III
                    REPRESENTATIONS AND WARRANTIES
                 The Borrower represents and warrants as follows:
                 SECTION 3.01. Corporate Existence. The Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. The Borrower and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the State of their respective incorporation) in which the failure to so qualify would have a Material Adverse Effect on their businesses or operations, taken as a whole.
                 SECTION 3.02. Authorization: No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or of the Articles of Incorporation or by-laws of the Borrower or any of its Subsidiaries, including all amendments thereto, which violation would have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries, taken as a whole, (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or any of their respective properties may be bound or affected, or (iii) except as provided in or contemplated by this Agreement, result in or require the creation of any material Lien, security interest or other charge or encumbrance upon or with respect to any properties of the Borrower or any Subsidiary.
                 SECTION 3.03. Approvals. No consent of any person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the valid or due execution, delivery and performance by the Borrower of any Loan Document, other than such consents, authorizations, approvals or actions as have been obtained. The Borrower is in compliance with all of the terms and conditions of each such consent, authorization, approval or action.










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EXHIBIT 10.14 continued


                 SECTION 3.04. Binding Obligations. Each of this Agreement and the Note, upon execution and delivery will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.
                 SECTION 3.05. Litigation. Except as disclosed to the Bank in writing, there is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the properties of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Borrower or such Subsidiary would have a Material Adverse Effect on the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole, or which questions the validity of any Loan Document or any action taken or to be taken pursuant thereto. The Internal Revenue Service has not alleged any material default by the Borrower or any Subsidiary in the payment of any tax or threatened to make any material assessment in respect thereof which would have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.
                 SECTION 3.06. No Defaults. Neither the Borrower nor any Subsidiary is in violation of any statute or other law or in default under any order, regulation or ruling of any court or other tribunal or governmental or administrative authority or agency, or in default under its Articles of Incorporation or by-laws or under any material indenture, agreement, lease, instrument or other undertaking to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties or assets may be bound or affected, which violation or default would have a Material Adverse Effect on the financial condition, business or operations of the Borrower and its Subsidiaries, taken as a whole. No Default or Event of Default exists hereunder, nor will any such Default or Event of Default begin to exist as a result of the execution and delivery of this Agreement and the Note issued pursuant hereto.
                 SECTION 3.07. No Material Restrictions. Neither the Borrower nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any contract, lease or other agreement, or any judgment, decree, order, law, rule or regulation which in the judgment of the Borrower has or is expected in the future to have a Material Adverse Effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on



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EXHIBIT 10.14 continued


             the Borrower's ability to carry out its obligations under the Loan Documents, except as to which adequate reserves are maintained.
                 SECTION 3.08. Information. No certificate, report or other paper furnished by the Borrower to the Bank or any other Person in connection with the Loan Documents contains as of its effective date any material misstatement of fact or fails to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of such date, and all of the information contained therein is true, accurate and complete in all material respects as of such date.
                 SECTION 3.09.  Financial Statements.
                 (a) The Financial Reports of the Borrower to be
             furnished to the Bank from time to time pursuant to this Agreement shall be true and complete, prepared in accordance with Generally Accepted Accounting Principles except as stated therein, and shall fairly present in all material respects, on a consolidated basis, the Borrower's and its Subsidiaries' financial condition and the results of operations for the period encompassed by such Financial Reports.
                 (b) The consolidated financial statements of the
             Borrower and its Subsidiaries dated December 31, 1992, (audited) and June 30, 1993, (unaudited) which have been delivered to the Bank fairly present the financial condition of the Borrower and its Subsidiaries as of such dates, all in accordance with Generally Accepted Accounting Principles and since June 30, 1993, no Material Adverse Effect in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower has occurred.
                 SECTION 3.10.  Federal Reserve Regulations.  Neither
             the Borrower nor any Subsidiary is in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U (12 C.F.R.
             Part 221) of the Board of Governors of the Federal Reserve System (hereinafter called "margin stock"). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither the Borrower nor any agent of the Borrower acting on its behalf has taken or will take any action which might cause this Agreement or the Note to violate Regulations G, T, U, or X or (to the best knowledge of the Borrower) any other regulation of the Board of





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             Governors of the Federal Reserve System or to violate the
             Securities Exchange Act of 1934, as amended, in each case as now in effect or as the same may hereafter be in effect.
                 SECTION 3.11. ERISA. No material accumulated funding deficiency (as defined section 302(a)(2) of ERISA and section 412(a) of the Code), whether or not waived, exists with respect to any Single Employer Plan. No liability has been or is expected by the Borrower to be incurred under sections 4062, 4063, or 4064 of ERISA with respect to any Single Employer Plan of the Borrower or any of its Subsidiaries which is or would be materially adverse to the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries has incurred or presently expects to incur any Withdrawal Liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Borrower and its Subsidiaries, taken as a whole. The execution and delivery of this Agreement and the borrowing hereunder will not involve any prohibited transaction within the meaning of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code or a violation of section 406 or section 407 of ERISA.
                 SECTION 3.12.  Subsidiaries.  Schedule I attached
             hereto, as such Schedule I may be updated by written notice to the Bank on or before the Closing Date, states the name of each of the Borrower's Subsidiaries and the jurisdiction of incorporation of each such Subsidiary. The Borrower and each Subsidiary have good and marketable title, beneficially and of record, to all of the shares each of them purport to own of the stock of each other Subsidiary, free and clear in each case of any Lien. All such shares have been duly authorized and issued and are fully paid and non-assessable.
                 SECTION 3.13. Title to Properties. The Borrower and each Subsidiary (i) have the requisite corporate power and authority to own, pledge, mortgage and operate their properties, to lease any properties they operate under lease and to conduct their respective businesses; (ii) have all licenses, permits consents or approvals from or by, have made all filings with, and have given all notices to, all governmental authorities having jurisdiction, which are required for such ownership, operation and conduct of their respective businesses as presently conducted and where a failure to have such license, permit, consent or approval would have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries taken as a whole; and (iii) have good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and have good title to all the other property that

EXHIBIT 10.14 continued


             each of them purports to own, including, without limitation, any property reflected in the most recent balance sheet referred to in Section 3.09(b) hereof, except any such property which has been sold or otherwise disposed of in the ordinary course of business, except for Liens disclosed in notes to the Financial Reports referred to in Section 3.09(b) hereof or otherwise permitted by this Agreement and except where the failure to hold such title would not have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.
                 SECTION 3.14.  Compliance with Laws.
                 (a) To the knowledge of the Borrower, the Borrower and
             each Subsidiary is in compliance with all applicable existing statutes, laws, rules and regulations (other than statutes, laws, rules and regulations the validity or applicability of which is being contested by the Borrower in good faith by appropriate proceedings diligently prosecuted) including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all rules, regulations and applicable orders thereunder (other than rules, regulations and orders the validity or applicability of which is being contested by the Borrower in good faith by appropriate proceedings diligently prosecuted), the violation of which is reasonably likely to have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.
                 (b) Without limiting the foregoing, the Borrower
             further represents and warrants that to the knowledge of the Borrower, neither the Borrower nor any Subsidiary is in violation of any applicable Federal, state or local laws, statutes, rules, regulations or ordinances relating to the environment, including, without limitation, such laws, statutes, rules, regulations or ordinances relating (i) to releases, discharges, emissions or disposals to air, water, land or ground water, (ii) to withdrawal or use of ground water, (iii) to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, (iv) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil, or any fraction thereof, or any hydrocarbons), pollutants or contaminants, or (v) to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, which violation is reasonably likely to have a material adverse impact on the financial condition of the Borrower and its Subsidiaries taken as a whole. The Borrower does not know of any liability or class of liability of the Borrower or any Subsidiary under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.), which

EXHIBIT 10.14 continued


             liability is reasonably likely to have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.
                 SECTION 3.15.  Patents and Trademarks.  The Borrower
             and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of their respective businesses, without any known conflict with the rights of others except such conflicts as will not have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries taken as a whole.
                 SECTION 3.16.  Taxes.  The Borrower and its
             Subsidiaries have filed all Federal tax returns and, to the knowledge of the Borrower, the Borrower and its Subsidiaries have filed all other tax returns which are required to have been filed in any jurisdiction; the Borrower and its Subsidiaries have paid all taxes shown to be due and payable on such Federal returns and other returns and all other taxes, assessments, fees and other charges payable by them, in each case, to the extent the same have become due and payable and before they have become delinquent, except for the filing of any such returns or the payment of any taxes, assessments, fees and other charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has set aside on its books reserves (segregated to the extent required by Generally Accepted Accounting Principles) deemed by it in good faith to be adequate. The Borrower has not received written notice of any proposed material tax assessment with respect to Federal income taxes against the Borrower or any Subsidiary nor does the Borrower know of any material Federal income tax liability on the part of the Borrower or any Subsidiary other than any such assessment or liability which was recorded as a liability on the books of the Borrower as of the date of its most recent Financial Reports, and all tax liabilities are adequately provided for on the books of the Borrower and its Subsidiaries.
                 SECTION 3.17. Full Disclosure. The Financial Reports referred to in Section 3.09(b) hereof do not, nor does any written statement furnished by the Borrower to the Bank in connection with the transactions contemplated herein, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

EXHIBIT 10.14 continued


                            ARTICLE IV
                       AFFIRMATIVE COVENANTS
                 So long as the Note remains unpaid, the Borrower will,
             unless the Bank otherwise consents in writing, observe and perform (and will cause its Subsidiaries, as specified below, to perform and observe) all of the following provisions:
                 SECTION 4.01. Preservation of Legal Existence; Maintenance of Properties. The Borrower will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business and preserve and maintain its qualification and good standing in each jurisdiction where the failure to so qualify would have a Material Adverse Effect on their businesses and operations, taken as a whole. The Borrower will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (subject to normal wear and tear) which are used in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.
                 SECTION 4.02. Compliance with Laws. The Borrower will comply and will cause each Subsidiary to comply with all statutes, laws, rules and regulations applicable to the Borrower or any Subsidiary (other than statutes, laws, rules and regulations the validity or applicability of which is being contested by the Borrower or any Subsidiary, as the case may be, in good faith by appropriate proceedings diligently prosecuted but including without being limited to so-called environmental laws) and any statutes, laws, rules and regulations which may be legally imposed in the future in jurisdictions in which the Borrower or any Subsidiary may then be doing business, except where the failure to comply would not have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries, taken as a whole.
                 SECTION 4.03. Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, (a) maintain insurance with a financially sound and reputable insurer to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated and (b) promptly upon the Bank's written request, furnish to the

EXHIBIT 10.14 continued


             Bank such information about the insurance of the Borrower and its Subsidiaries that the Bank may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to the Bank and certified as true and correct by an officer of the Borrower.
                 SECTION 4.04.  Taxes.  The Borrower will, and will
             cause each Subsidiary to, file all Federal, state, local and foreign tax returns that are required to be filed by each of them and will pay or make provision for the payment of all taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by the Borrower or any Subsidiary, and the Borrower and each Subsidiary will pay or cause to be paid all other taxes, assessments, fees and other governmental charges and levies which, to the knowledge of the Borrower or any Subsidiary, are due and payable before the same become delinquent, except only such taxes and assessments as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles.
                 SECTION 4.05. Further Assurances. The Borrower shall execute and deliver to the Bank such further instruments, provide it with such further data and information and take such further action as the Bank may reasonably request or as may be necessary further to effect the purposes of the Loan Documents.
                 SECTION 4.06. Financial Reports and Rights of Inspection. The Borrower will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles, and the Borrower will furnish to the Bank:
                 (a) as soon as available and in any event within sixty
             (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, the Financial Reports for such period, prepared in a manner and format (including comparisons with prior fiscal years) consistent with the quarterly financial statements regularly delivered to the Bank prior to the date hereof, all of which shall be certified by the President, Chief Financial Officer or Treasurer of the Borrower, in his or her opinion, to present fairly, in accordance with generally accepted accounting principles consistently applied (subject to changes resulting from normal year-end adjustments), the financial position of the Borrower and its consolidated Subsidiaries as at the date thereof and the results of operations for such period;

EXHIBIT 10.14 continued


                 (b) within one hundred twenty (120) days after the end
             of each fiscal year of the Borrower, the Financial Reports for such fiscal year, prepared in a manner and format (including comparisons with prior fiscal years) consistent with the annual financial statements delivered to the Bank in prior fiscal years, all of which shall be certified with an unqualified opinion issued by a reputable independent public accountant as is then employed by the Borrower and is also reasonably acceptable to the Bank, to present fairly, in accordance with generally accepted accounting principles consistently applied, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the date thereof and the results of operations for such period;
                 (c) within sixty (60) days after the end of each of
             its first three quarterly accounting periods and within one hundred twenty (120) days after the end of its annual accounting period, a statement certified as true and correct by a financial officer of the Borrower, substantially in the form of Exhibit D hereto, reflecting compliance with Sections 5.01 and 5.02 hereof, with back-up material setting forth in reasonable detail such calculations attached thereto and stating whether any Event of Default has occurred and is continuing;
                 (d) within sixty (60) days after the end of each of
             its quarterly accounting periods, a statement certified as true and correct by a financial officer of the Borrower setting forth the Total Debt to Cash Flow Ratio of the Borrower and its Subsidiaries on a consolidated basis as of the last day of such quarterly accounting period and the twelve (12) months then ended; and
                 (e) with reasonable promptness, such other information
             relating to the Borrower's performance of this Agreement or its financial condition as may reasonably be requested from time to time by the Bank.
             Without limiting the foregoing, the Borrower will permit the Bank, or such Persons as the Bank may designate in writing, to visit and inspect any of the properties of the Borrower or its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective appropriate officers, and when accompanied by a representative of the Borrower, independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with the Bank the finances and affairs of the Borrower and its Subsidiaries when the Bank is accompanied by a representative of the Borrower) all at such reasonable times and as often as may be reasonably requested by the Bank. Unless an Event of Default shall

EXHIBIT 10.14 continued


             have occurred and be continuing at the time, the Borrower shall not be required to pay or reimburse the Bank for expenses which the Bank may incur in connection with any such visitation or inspection.
                 Any information contained in any document delivered by
             the Borrower to, and any other information received by the Bank pursuant to this Agreement or as a result of an inspection as set forth above, shall be held in confidence by the Bank in accordance with such internal procedures as the Bank shall apply generally to confidential information; provided, however, that the Bank may disclose any such information (i) as has become generally available to public,
             (ii) as may be required in any report, statement or testimony required to be submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Bank, including without limitation, the Comptroller of the Currency or similar organizations or their successors, (iii) as may be required in response to any summons or subpoena in connection with any litigation, and (iv) with the prior written consent of the Borrower (not to be unreasonably withheld), to a prospective and permitted transferee in connection with any contemplated transfer of the Note by the Bank; provided, that unless specifically prohibited by applicable law or court order, the Bank shall notify the Borrower of any request for or planned disclosure by the Bank pursuant to the exceptions set forth in (ii) and
             (iii) above prior to such disclosure of such non-public
            information so that either or both of them may seek
             an appropriate protective order.
                 SECTION 4.07. Other Reports. The Borrower will promptly furnish to the Bank copies of any financial statement or report that the Borrower has furnished to the Securities and Exchange Commission, any national securities exchange or to any holder of the securities of the Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank hereunder.
                 SECTION 4.08.  Notice of Litigation.  The Borrower
             shall notify the Bank of any actions, suits or proceedings instituted by any Person against it or any Subsidiary claiming money damages in excess of $5,000,000 or which otherwise might have a Material Adverse Effect on the assets or business operations of Borrower and its Subsidiaries, taken as a whole, and which are not fully covered by insurance, said notice to be given along with the quarterly and annual reports required by Section 4.06 hereof, and to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

EXHIBIT 10.14 continued


                 SECTION 4.09. Use of Proceeds. The Borrower shall use the proceeds of the Loan solely to (i) finance the repurchase of certain stock of the Borrower from the holders thereof, (ii) finance certain acquisitions of Properties,
             (iii) refinance short term Debt and (iv) for general corporate purposes.
                            ARTICLE V
                         NEGATIVE COVENANTS
                 So long as the Note remains unpaid, the Borrower
             covenants and agrees as follows:
                 SECTION 5.01. Total Debt to Cash Flow Ratio. The Borrower shall not permit, as of the last day of any fiscal quarter, its ratio of (a) Total Debt to (b) Cash Flow Ratio to exceed 2.5:1.0, as calculated for a period consisting of the four preceding fiscal quarters.
                 SECTION 5.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of their respective properties or assets (hereinafter "Properties") whether now owned or hereafter acquired; provided, however, that this Section
             5.02 shall not apply to the following:
                 (a) any Lien for taxes not yet due or taxes or
             assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings;
                 (b) any Liens, pledges or deposits in connection with
             worker's compensation or social security, assessments or other similar charges or deposits incidental to the conduct of the business of the Borrower or any Subsidiary or the ownership of any of their Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their Properties or materially impair the use thereof in the operation of their businesses;
                 (c) any Lien existing on any properties of any
             corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any Properties acquired by the Borrower or any Subsidiary through purchase, merger, consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary;
                 (d) any Lien placed upon any asset other than real
             property at the time of its acquisition by the Borrower or any Subsidiary to secure all or a portion of (or to secure indebtedness incurred prior to or at the time of the

EXHIBIT 10.14 continued


             acquisition of such asset for the purpose of financing all or a portion of) the purchase price thereof; provided, however, that any such Lien shall not encumber any other properties of the Borrower or such Subsidiary;
                 (e) any Lien placed upon any real property at the time
             of its acquisition by the Borrower or any of its Subsidiaries in connection with such acquisition up to eighty percent (80%) of the fair market value of such real property (as determined in good faith by the board of directors of the Borrower);
                 (f) statutory Liens of carriers, warehousemen,
             mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings;
                 (g) pledges or deposits for the purpose of securing a
             stay or discharge in the course of any legal proceeding provided that the aggregate amount of such pledges or deposits outstanding at any one time does not exceed $10,000,000, unless such excess amount is otherwise permitted pursuant to this Section 5.02;
                 (h) Liens consisting of encumbrances in the nature of
             zoning restrictions, easements, rights and restrictions of record on the use of real property on the date of the acquisition thereof and statutory Liens of landlords and lessors which in any case do not materially detract from the value of such property or impair the use thereof;
                 (i) any Lien in favor of the United States of America
             or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder;
                 (j) any Lien existing on the date hereof;
                 (k) any Lien securing Debt of a Subsidiary to the
             Borrower;
                 (l) any Lien resulting from renewing, extending or
             refunding any indebtedness secured by a Lien permitted by

EXHIBIT 10.14 continued


             clauses (c), (d), (e), (f), (g), (h), (i), (j) or (k)
             above; provided, however, that the principal amount secured is not increased, and the Lien is not extended to other Properties; and
                 (m) any Lien other than those permitted by clauses (a)
             through (l) above; provided, however, that the aggregate amount of all outstanding obligations secured by Liens permitted by this clause (m) shall not at any time exceed ten percent (10%) of the Borrower's Adjusted Consolidated Net Worth, and when combined with outstanding Debt of the Subsidiaries, such total shall not exceed twenty percent (20%) of Total Capitalization.
                 SECTION 5.03. Merger, Consolidation and Other Arrangements. The Borrower shall not and shall not permit any Subsidiary to enter into any transaction of merger, consolidation, recapitalization, reorganization, liquidation or dissolution other than (a) a merger in which the Borrower is the surviving corporation or (b) a merger of a Subsidiary into another Subsidiary, provided, however, that no transaction described in clauses (a) and (b) shall be permitted if a Default or Event of Default has occurred or will occur as a result of the proposed transaction. Further, the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, sell, transfer or otherwise dispose of shares of capital stock (or any options or warrants to purchase, or securities convertible into, capital stock) of any Subsidiary of the Borrower or such Subsidiary. Further, and except for certain existing arrangements previously disclosed to the Bank in writing, the Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into any partnerships, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person without the prior written consent of Bank, such consent not to be unreasonably withheld.
                 SECTION 5.04. Investments. The Borrower shall not and shall not permit any Subsidiary to make or permit to remain outstanding any investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, guaranty, capital contribution or otherwise, other than:
                 (a) receivables arising from the sale of goods and
             services in the ordinary course of business of the Borrower and its Subsidiaries;
                 (b) guarantees of any of its Subsidiary's obligations
             provided, that, such guarantees are only permitted if, after

EXHIBIT 10.14 continued


             giving effect to the proposed guaranty, the Borrower would be in compliance with its Total Debt to Cash Flow Ratio requirements set forth in Section 5.01 hereof except that for purposes of this section any and all obligations which are guaranteed by the Borrower (without regard to the maturity date thereof) shall be included in the calculation of Total Debt for purposes of determining Borrower's compliance;
                 (c) investments by the Borrower or its Subsidiaries in
             and to Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Subsidiary;
                 (d) direct obligations of the United States of America
             or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person;
                 (e) time deposits or certificates of deposit issued by
             a bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $200,000,000;
                 (f) commercial paper or other short-term security
             maturing in 90 days or less from the date of issuance, which at the time of acquisition by the Borrower or its Subsidiary, is accorded the highest rating from Standard & Poor's Corporation or Moody's Investor's Service, Inc.; and
                 (g) any other investments by the Borrower and its
             Subsidiaries which in the aggregate do not exceed 15% of the Borrower's Consolidated Net Worth.
                 SECTION 5.05. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliates), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than such party would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.
                 SECTION 5.06.  Nature of Business.  Neither the
             Borrower nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the

EXHIBIT 10.14 continued


             Borrower and its Subsidiaries would be fundamentally changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.
                 SECTION 5.07. Regulations G, T, U and X. The Borrower will not nor will it permit any Subsidiary to take any action that would result in any non-compliance of the Loan made hereunder with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.
                 SECTION 5.08. ERISA Compliance. Neither the Borrower nor any Subsidiary will incur any material "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA, or any material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan. The Borrower will furnish to the Bank as soon possible and in any event within thirty (30) days after the Borrower or any Subsidiary knows or has reason to know that any "Reportable Event" (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA), a statement of the chief financial officer of the Borrower or such Subsidiary setting forth details as to such Reportable Event and the action which the Borrower or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Borrower or such Subsidiary.
                            ARTICLE VI
                    EVENTS OF DEFAULT AND REMEDIES
                 SECTION 6.01. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:
                     (i) The Borrower shall fail to make any payment
                  of principal on the Note at the expressed or accelerated maturity date or at any date fixed for prepayment;
                     (ii)The Borrower shall fail to make any payment
                  of interest on any Note when the same shall become due and payable and such failure shall continue for a period of more than five (5) Business Days;
                     (iii)    The Borrower shall fail to observe or

EXHIBIT 10.14 continued


                  perform any other covenant, term, condition or provision of this Agreement or the Note, which is not remedied within thirty (30) Business Days of the earlier of (i) receipt by the Borrower of written notice of such failure, or (ii) the actual knowledge of the Borrower of such failure;
                     (iv)Any representation or warranty made by the
                  Borrower herein, in the Note, or made by the Borrower in any certificate or written statement of any kind furnished by the Borrower in connection with the consummation of the transactions contemplated hereby or furnished by the Borrower pursuant hereto, is untrue or misleading in any material respect as of the date made;
                     (v) The Borrower or any Subsidiary shall fail to
                  pay (past any period of grace provided therein) any principal or interest when due on any indebtedness (or guaranty of indebtedness) of the Borrower or such Subsidiary having an aggregate principal amount outstanding in excess of $5,000,000 whether the same shall be due and payable by lapse of time, by declaration, by call for redemption or otherwise and such failure is not waived or cured within ten (10) Business Days after written notice is received by the Borrower with respect thereto;
                     (vi)Any default or other event or condition shall
                  occur or exist under or in respect of any indebtedness (including in connection with guarantees and Capitalized Leases) of the Borrower or any Subsidiary with a principal amount outstanding in excess of $5,000,000 in the aggregate, or under any agreement securing or relating to such indebtedness and such default, event or condition (which is not cured within any period of grace provided therein or waived in writing) shall permit the holder or holders of such indebtedness to accelerate the maturity of such indebtedness or otherwise to demand immediate repayment thereof;
                     (vii) Any final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Borrower or any Subsidiary or against any property or assets of either, and any one of such judgments had remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry;
                     (viii)   The Borrower is adjudicated to be
                  insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the

EXHIBIT 10.14 continued


                  benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Borrower or for the major part of its property;
                     (ix)A custodian, trustee or receiver is appointed
                  for the Borrower or any Subsidiary or for the major part of the property of either and is not discharged within thirty (30) days after such appointment; and
                     (x) Bankruptcy, reorganization, arrangement or
                  insolvency proceedings, or other proceedings for relief of debtors, are instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, are consented to or are not dismissed within ninety (90) days after such institution;
             SECTION 6.02.  Default Notice to the Bank.  When any
             Event of Default described in Section 6.01 hereof has occurred, the Borrower agrees to send notice thereof within five (5) Business Days of the actual knowledge of the Borrower of any such event (unless cured prior to such date) to the Bank, such notice to be in writing and sent by registered or certified mail, telegram, telecopy
             (confirmed by telephone) or reputable overnight courier.
                 SECTION 6.03.      Acceleration of Maturities.  When
             an Event of Default described in Section 6.01(i) through
             (vii) hereof inclusive has occurred and is continuing, the Bank may, in addition to any other rights and remedies available at law or in equity, by notice in writing sent by registered or certified mail to the Borrower, declare the entire principal and all interest accrued on the Note then outstanding hereunder to be, and such Note shall thereupon become, forthwith due and payable without any presentment, demand, protect or other notice of any kind, all of which are hereby expressly waived by the Borrower. When any Event of Default described in Sections 6.01(viii), (ix) or (x) has occurred, then the Note then outstanding hereunder shall immediately become due and payable without presentment, demand or notice of any kind or any other action on the part of the Bank. Upon a Note becoming due and payable as a result of any Event of Default as aforesaid, the Borrower will forthwith pay to the Bank the entire principal and interest accrued on such Note. The Borrower further agrees, to the extent permitted by law, to pay to the Bank all reasonable costs and expenses incurred by it in the collection of the Notes upon any default hereunder or thereon, including reasonable compensation to the Bank's attorneys for all services rendered in connection








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EXHIBIT 10.14 continued


                           ARTICLE VII
                           DEFINITIONS
                 SECTION 7.01. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
                 "Affiliate" shall mean any Person (other than a
             Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Borrower or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by membership, contract or otherwise.
                 "Adjusted Consolidated Net Worth" means the
             stockholders' equity of the Borrower and its Subsidiaries minus (i) goodwill non-deductible for federal income tax purposes minus (ii) Adjusted Net Worth Investments which exceed in the aggregate ten percent (10%) of stockholders' equity. For purposes of this definition, stockholders' equity shall be determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, as applied on a consistent basis by the Borrower in the calculation of such amounts in the Borrower's most recent Financial Reports.
                 "Adjusted Net Worth Investments" means all investments,
             in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, guaranty, capital contribution or otherwise; provided, however, that Adjusted Net Worth Investments shall not mean or include: (i) routine investments in property to be used or consumed in the ordinary course of business, (ii) investments by the Borrower or its Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Subsidiary,
             (iii) investments in commercial paper or other short-term

EXHIBIT 10.14 continued


             security maturing in 270 days or less from the date of issuance, which at the time of acquisition by the Borrower or its Subsidiary, is accorded the rating of A-2 or better by Standard & Poor's Corporation or P-2 or better by Moody's Investor's Service, Inc., (iv) investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in three years or less from the date of acquisition thereof, (v) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary, (vi) receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Subsidiaries, (vii) municipal bonds maturing in three (3) years or less from the date of acquisition thereof and accorded either a long-term or short-term rating no lower than the highest rating category by Standard & Poor's Corporation or Moody's Investor's Service, Inc., (viii) variable rate preferred stock issued by United States or United Kingdom corporations which are accorded a rating no lower than the third highest rating category by Standard & Poor's Corporation or Moody's Investor Services, Inc., and (ix) variable rate demand obligations, tax-free preferred stock of United States corporations and other tax exempt investments which mature in three (3) years or less or have variable rate features and are accorded a rating no lower than the third highest rating category by Standard & Poor's Corporation or Moody's Investor's Service, Inc.
                 "Agreement" shall mean this Term Loan Agreement, either
             as originally executed or as it may be from time to time supplemented, amended, renewed or extended.
                 "Bank" shall have the meaning set forth in the
             introductory paragraph hereof and shall include all successors and assigns thereof.
                 "Base Rate" shall mean 6.626% per annum.
                 "Borrower" shall have the meaning set forth in the
             introductory paragraph hereof.
                 "Business Day" shall mean a day of the year on which
             commercial banks are not required or authorized to close in Atlanta, Georgia.
                 "Capitalized Lease" shall mean any lease which is
             required to be capitalized on the balance sheet of the lessee pursuant to Generally Accepted Accounting
             Principles.

EXHIBIT 10.14 continued


                 "Capitalized Lease Obligations" shall mean the amount
             at which the aggregate rentals due and to become due under all Capitalized Leases under which the Borrower or any Subsidiary, as a lessee, would be required to be reflected as a liability on the consolidated balance sheet of the Borrower.
                 "Cash Flow" means, for any period, the sum of (i) the
             Consolidated Net Income for such period plus (ii) the Income Taxes for such period, plus (iii) the aggregate amount of all Interest Expense of the Borrower during such period plus (iv) depreciation expense incurred or accounted for by the Borrower during such period plus (v) the aggregate amount of all amortization of intangibles paid by the Borrower during such period.
                 "Closing Date" shall mean the date listed on the cover
             page of this Agreement.
                 "Code" means the Internal Revenue Code of 1986, as
             amended from time to time, and the regulations promulgated and the rulings issued thereunder.
                 "Commitment Fee" shall have the meaning set forth in
             Section 1.06 hereof.
                 "Consolidated Net Income" shall mean the net income of
             the Borrower and its Subsidiaries on a consolidated basis as defined according to Generally Accepted Accounting Principles after excluding the sum of (i) any net loss or any undistributed net income of any non-majority owned subsidiary, (ii) the net income or loss of any Subsidiary for any period prior to the date it became a Subsidiary,
             (iii) the gain or loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business of the Borrower and its Subsidiaries, and (iv) other extraordinary items, as defined by Generally Accepted Accounting Principles, of the Borrower and its Subsidiaries.
                 "Consolidated Net Worth" means the stockholders' equity
             of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, as applied on a consistent basis by the Borrower in the calculation of such amounts in the Borrower's most recent Financial Reports.
                 "Debt" shall mean, with respect to any Person, without
             duplication and excluding in the case of the Borrower and its Subsidiaries intercorporate obligations solely among the Borrower and its Subsidiaries, all (i) indebtedness of such

EXHIBIT 10.14 continued


             Person for borrowed money, (ii) Capital Lease Obligations of such Person, and (iii) all obligations under direct or indirect guaranties in respect of obligations of others (except for Subsidiaries) of the kinds referred to in clauses (i) and (ii) above; provided, however, that "Debt" shall not include any obligations of the Borrower or its Subsidiaries with respect to undrawn commercial letters of credit used in the ordinary course of business or with respect to interest rate protection agreements.
                 "Default" shall mean any event or condition the
             occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.
                 "Depreciation" shall have the meaning given such term
             by Generally Accepted Accounting Principles.
                 "Dollar" and the sign "$" shall mean lawful money of
             the United States of America.
                 "ERISA" shall mean the Employee Retirement Income
             Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
                 "ERISA Affiliate" shall mean, as of any date, any trade
             or business (whether or not incorporated) which (as of such date) is a member of a group of which the Borrower is a member and which, as of such date, is under common control within the meaning of section 4001(b)(1) of ERISA.
                 "Event of Default" shall have the meaning set forth in
             Article VI.
                 "FAS 106 Transition Obligation" shall mean the expense
             of and reserve for the unfunded benefit obligation for employee welfare benefits for all prior periods of employee service computed in accordance with Financial Accounting Statement 106 promulgated by the Financial Accounting Standards Board.
                 "Financial Report" means at a specified date, the most
             recent financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 4.06 of this Agreement (which, in the case of financial statements covering a fiscal year of the Borrower, shall be certified by the Borrower's independent certified public accountants).
                 "Funding Date" shall mean the date the Borrower
             requests that the Loan be made; provided, that, such date shall be on or before December 17, 1993.
                 "Funded Debt" shall mean (i) all Debt having a final

EXHIBIT 10.14 continued


             maturity of more than one year from the date of incurrence thereof (or which is renewable or extendible at the option of the obligor for a period or periods of more than one year from the date of incurrence), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in current liabilities, (ii) all Capitalized Lease Obligations maturing more than one year after the date as of which the computation was made, and (iii) all guarantees, direct or indirect, of Debt of Subsidiaries or other persons maturing more than one year after the date as of which the computation was made to the extent not previously included pursuant to (i) and (ii) above.
                 "Funding Request" shall mean a written request,
             substantially in the form of Exhibit B hereto, pursuant to which the Borrower requests that the Bank make the Loan on the Funding Date.
                 "Generally Accepted Accounting Principles" means
             generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination, consistently applied and maintained throughout the periods indicated.
                 "Income Taxes" shall have the meaning given such term
             by Generally Accepted Accounting Principles.
                 "Indebtedness for Money Borrowed" shall mean, with
             respect to any Person, money borrowed and Debt represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Debt upon which interest charges are customarily paid, and all Debt (including Capitalized Lease Obligations, but excluding trade debt and accrued expenses) issued, incurred or assumed as full or partial payment for property or services, whether or not any such Debt is evidenced by notes, drafts, bonds, debentures or similar instruments.
                 "Interest Expense" shall mean interest expense of the
             Borrower and its Subsidiaries determined on a consolidated basis, according to Generally Accepted Accounting Principles.
                 "Lien" means any security interest, mortgage, pledge,
             lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any property.

EXHIBIT 10.14 continued


                 "Loan" shall mean the term loan made by the Bank to the
             Borrower pursuant to Section 1.01 evidenced by the Note.
                 "Loan Documents" shall mean and include, as the context
             requires, this Agreement, the Note, and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith.
                 "Material Adverse Effect" means, with respect to any
             Person, a materially adverse effect upon such Person's business, assets, liabilities, financial condition, results of operations or business prospects.
                 "Maturity Date" shall mean the maturity date of the
             Loan which shall be December 17, 2003.
                 "Multiemployer Plan" means, as of any date, a
             "multiemployer plan" as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
                 "Note" shall mean the term note substantially in the
             form of Exhibit A hereto, delivered by the Borrower to the Bank evidencing the Loan.
                 "PBGC" shall mean the Pension Benefit Guaranty
             Corporation and any successor thereto.
                 "Person" shall mean an individual, partnership,
             corporation, trust or unincorporated organization, and any governmental agency or political subdivision thereof.
                 "Plan" shall mean any employee pension benefit plan
             within the meaning of Section 3(2) of ERISA maintained for employees of the Borrower, of any Subsidiary, or any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Borrower or any Subsidiary is a part.
                 "Properties" has the meaning given to that term in
             Section 5.02 hereof.
                 "Reserve Percentage" shall mean, for any day, the
             stated maximum rate (expressed as a decimal) of all reserves required to be maintained with respect to liabilities or assets consisting of or including "Eurocurrency liabilities," as prescribed by Regulation D of the Board of Governors of the Federal Reserve System (or by any other governmental body having jurisdiction with respect thereto), including, without limitation, any basic, marginal,

EXHIBIT 10.14 continued


             emergency, supplemental, special, transitional or other reserves, the rate so determined to be rounded upward to the nearest whole multiple of 1/100 of 1%.
                 "Single Employer Plan" shall mean, as of any date, an
             employee benefit plan (other than a Multiemployer Plan) subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
                 "Subsidiary" means an existing or future corporation or
             other entity, the
             majority of the outstanding capital stock or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned or controlled, directly or indirectly, at the time in question by the Borrower.
                 "Total Capitalization" shall mean for the Borrower and
             its Subsidiaries on a consolidated basis, the sum of their:
             (i) Funded Debt; (ii) deferred Income Taxes (determined in accordance with Generally Accepted Accounting Principles); and (iii) Adjusted Consolidated Net Worth.
                 "Total Debt" shall mean, at any time, without
             duplication the aggregate principal amount of Funded Debt of the Borrower outstanding at such time plus the aggregate principal amount of Indebtedness for Money Borrowed of the Borrower outstanding at such time.
                 "Voting Stock" shall mean stock of a corporation of a
             class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).
                 "Withdrawal Liability" shall have the meaning given
             such term under Part I of Subtitle E of Title IV of ERISA.
                 SECTION 7.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed as having the respective meanings customary under Generally Accepted Accounting Principles.

EXHIBIT 10.14 continued


                           ARTICLE VIII
                           MISCELLANEOUS
                 SECTION 8.01. Amendments. This Agreement may be amended, and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, and only if, the Borrower shall obtain the prior written consent of the Bank. No course of dealing between the Borrower and the Bank, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of the Bank hereunder or otherwise.
                 SECTION 8.02. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Bank or on its behalf.
                 SECTION 8.03. Expenses. The Borrower hereby agrees to pay promptly all costs and expenses in connection with the preparation, issuance, delivery and administration of this Agreement, the other Loan Documents and any other documents which may be delivered in connection with this Agreement, including, without limitation, the fees and expenses of Messrs. Alston & Bird, counsel for the Bank, and all costs and expenses (including reasonable counsel fees and expenses) in connection with (i) any and all amounts which the Bank has paid relative to the Bank's curing of any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Loan Document, or
             (ii) the enforcement of this Agreement or any other Loan Document. In addition, the Borrower hereby agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement, any other Loan Document, or any other documents which may be delivered in connection with this Agreement, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Notwithstanding the foregoing, no payment shall be required under this Section 8.03 in respect of any cost or expense the Bank has incurred because of its gross negligence or willful misconduct.
                 SECTION 8.04. [Intentionally Omitted]
                 SECTION 8.05.  Notices.  All communications provided
             for hereunder shall be delivered as follows:
                 (1) If to the Bank:
                  Trust Company Bank
                 25 Park Place
                 Atlanta, Georgia  30303
                 Attention:  Smith Brookhart

EXHIBIT 10.14 continued


             (2) If to the Borrower:
                  John H. Harland Company
                 P.O. Box 105250
                 Atlanta, Georgia 30348
                 Attention:  Treasurer
             SECTION 8.06.  Satisfaction Requirement.  If any
             agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment exercised in good faith.
                 SECTION 8.07. Binding Effect; Assignment. This Agreement is a continuing obligation and shall (i) be binding upon the Borrower, and its successors, transferees and assigns and (ii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, however, that the Borrower may not assign all or any part of this Agreement without the prior written consent of the Bank. The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein, in the Note or in any of its rights hereunder. In connection with any assignment or participation, the Bank may disclose to the proposed assignee or participant any information that the Borrower is required to deliver to the Bank pursuant to this Agreement.
                 SECTION 8.08. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.
                 SECTION 8.09. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
                 SECTION 8.10. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY FOR ANY TRIAL RESULTING EITHER DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE. THE BORROWER FURTHER AGREES THAT, IN THE EVENT OF LITIGATION, IT WILL NOT PERSONALLY OR THROUGH ITS AGENTS OR ATTORNEYS SEEK TO REPUDIATE THE VALIDITY OF THIS SECTION 8.10, AND IT ACKNOWLEDGES THAT IT FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT TO WAIVE TRIAL BY JURY IN ORDER TO INDUCE THE BANK TO MAKE THE LOAN.

EXHIBIT 10.14 continued


                 IN WITNESS WHEREOF, the parties hereto have caused this
             Agreement to be duly executed and delivered by their
             respective duly authorized officers as of the day and year first above written.
                                          JOHN H. HARLAND COMPANY
             (CORPORATE SEAL)             By:
                                               Title:
             Attest:
             By:
                  Title:
                                          TRUST COMPANY BANK
                                          By:
                                               Title:
             (BANK SEAL)
                                          By:
                                               Title: